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                                                                       Exhibit 5
                                 [DB Letterhead]


                                                     July 20, 1999


Interliant, Inc.
Two Manhattanville Road
New York, NY 10577

Gentlemen:

                  We have acted as counsel to Interliant, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, for the registration of 3,211,817 shares of the Company's common stock, $.01 par value per share (the "Shares"), that may be issued upon exercise of stock options pursuant to the Company's 1998 Stock Option Plan (the "Plan").

                  We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and officers of the Company and such other instruments as we have deemed necessary or appropriate as a basis for the opinions expressed below.

                  Based on the foregoing, we are of the opinion that:

                  1. the issuance of the Shares upon exercise of options granted under the Plan has been lawfully and duly authorized; and

                  2. the Shares that may be issued and delivered in accordance with the terms of the Plan, including payment of the exercise price therefor, will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                                    Very truly yours,


                                                    DEWEY BALLANTINE LLP
                                                    /s/ DEWEY BALLANTINE LLP